Exhibit 23.1

                         Consent of Independent Auditors

We hereby consent to the use in this Amendment No. 8 of Registration of Securities by a Small-Business Issuer (Form SB-2) of our report dated March 19, 2004 relating to the audited financial statements of MAC Worldwide, Inc. and Subsidiary as of and for the year ended December 31, 2003 which appear in such Form SB-2. We also consent to the reference to us under the headings "Experts" in Such Form SB-2.


/s/ Sherb & Co., LLP

New York, New York
April 23, 2004